UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway E, Suite 230, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, Far East Energy Corporation (the “Company”) entered into the Second Amendment (the “McElwrath Amendment”) to the Amended and Restated Employment Agreement with Michael R. McElwrath, the Company’s Chief Executive Officer (the “McElwrath Employment Agreement”), and the First Amendment (the “Whitley Amendment” and together with the McElwrath Amendment, the “Amendments”) to the Amended and Restated Employment Agreement with Jennifer D. Whitley, the Company’s Chief Financial Officer (the “Whitley Employment Agreement” and together with the McElwrath Employment Agreement, the “Employment Agreements”).

The Amendments amended the definition of “Change of Control” in the Employment Agreements to mean: (a) subject to certain exceptions, the acquisition by a person of beneficial ownership of 39% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) the consummation of a reorganization, merger or consolidation unless following such transaction more than 61% of the combined voting power of the then-outstanding voting securities of the entity resulting from such transaction entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the same persons who were the beneficial owners of such securities immediately prior to such transaction, (c) the (1) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company or (2) sale or other disposition (in one transaction or a series of related transactions) of 39% or more of all of the assets of the Company and its subsidiaries on a consolidated basis, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such sale or disposition; (d) subject to certain exceptions, if individuals who, as of October 10, 2011 (in the case of Mr. McElwrath) or May 20, 2013 (in the case of Ms. Whitley), constitute the board of directors of the Company (the “Board”) cease for any reason to constitute at least a majority of the Board; or (e) the Board adopts a resolution to the effect that, for purposes of the Employment Agreements, a Change of Control has occurred.

The McElwrath Amendment amended the McElwrath Employment Agreement to provide that Mr. McElwrath will be eligible to receive performance bonuses targeted at 65% of his base salary, with the performance criteria to be established by the Company’s Compensation Committee in discussions with Mr. McElwrath. In addition, the McElwrath Amendment amended the McElwrath Employment Agreement to provide that if Mr. McElwrath’s employment is terminated by the Company (other than as a result of death, Disability (as defined in the McElwrath Employment Agreement) or Cause (as defined in the McElwrath Employment Agreement), or if he terminates his employment for Good Reason (as defined in the McElwrath Employment Agreement), he shall be entitled to, among other things, a lump sum payment of (i) his base salary and bonus paid to him and/or which he was determined by the Company’s Compensation Committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period or (ii) 2.99 times the sum of his base salary and bonus paid to him and/or which he was determined by the Company’s Compensation Committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period in the event the termination occurs within 24 months after a Change of Control.

The Whitley Amendment amended the Whitley Employment Agreement to provide that Ms. Whitley will be eligible to receive performance bonuses targeted at 45% of her base salary, with the performance criteria to be established by the Company’s Compensation Committee in discussions with Ms. Whitley. In addition, the Whitley Amendment amended the Whitley Employment Agreement to provide that if Ms. Whitley’s employment is terminated by the Company (other than as a result of death, Disability (as defined in the Whitley Employment Agreement) or Cause (as defined in the Whitley Employment Agreement), or if she terminates her employment for Good Reason (as defined in the Whitley Employment Agreement), she shall be entitled to, among other things, a lump sum payment of (i) her base salary and bonus paid to her and/or which she was determined by the Company’s Compensation Committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period or (ii) two times the sum of her base salary and bonus paid to her and/or which she was determined by the Company’s Compensation Committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period in the event the termination occurs within 24 months after a Change of Control.

The description of the Amendments set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendments, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Second Amendment to Amended and Restated Employment Agreement, dated September 9, 2013, between Far East Energy Corporation and Michael R. McElwrath.
10.2	First Amendment to Amended and Restated Employment Agreement, dated September 9, 2013, between Far East Energy Corporation and Jennifer D. Whitley.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

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Index to Exhibits

Exhibit
Number	Description

10.1	Second Amendment to Amended and Restated Employment Agreement, dated September 9, 2013, between Far East Energy Corporation and Michael R. McElwrath.
10.2	First Amendment to Amended and Restated Employment Agreement, dated September 9, 2013, between Far East Energy Corporation and Jennifer D. Whitley.

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